UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 25, 2014

CHINA BIOLOGIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building

19 Chaoyang Park Road

Chaoyang District, Beijing 100125

People’s Republic of China

(Address of Principal Executive Offices)

86 10 6598 3111

Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2014, China Biologic Products, Inc. (the “Company”) entered into a credit facility agreement (the “Facility Agreement”) with China Merchants Bank Co., Ltd., New York Branch (the “Lender”). Pursuant to the Facility Agreement, the Lender granted the Company a facility of up to US$40 million (“Facility A”) and a facility of up to US$30 million (“Facility B” and together with Facility A, the “Facilities”), each bearing an interest rate of LIBOR plus 1.30% per annum and a facility fee of 1.20% per annum, payable every three months. The maturity date of the loan borrowed under Facility A is the earlier of (i) 24 months from the borrowing date or (ii) ten business days prior to the expiration or termination of a standby letter of credit issued by China Merchants Bank Co., Ltd., Beijing Branch (“Guarantor”) in favor of the Lender (“Letter of Credit A”). The maturity date of the loan borrowed under Facility B is the earlier of (i) 18 months from the borrowing date or (ii) ten business days prior to the expiration or termination of a standby letter of credit issued by the Guarantor in favor of the Lender (“Letter of Credit B” and together with Letter of Credit A, the “Letters of Credit”). Shandong Taibang Biological Products Co., Ltd., the Company’s majority-owned PRC subsidiary, provided to the Guarantor an aggregate cash deposit collateral of approximately RMB441.1 million as security for the Letters of Credit pursuant to certain guarantee agreements (the “Guarantee Agreements”). The Facility Agreement contains customary covenants, including but not limited to, limitations on liens, mergers and consolidations, change in the nature of business, ownership of subsidiaries and transaction with affiliates, etc. On February 27, 2014, the Company drew down the Facilities and used the proceeds therefrom to repurchase 2,500,000 shares of the Company’s common stock held by Ms. Siu Ling Chan. The repurchase was completed on the same date and the repurchased shares were designated as treasury stock. For more information of the share repurchase, please refer to the current report on Form 8-K/A filed by the Company with the Securities and Exchange Commission on February 7, 2013.

The foregoing summary of the Facility Agreement, the Letters of Credit and the Guarantee Agreements is qualified in its entirety by reference to the full text of the relevant agreements, which are included as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this current report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On March 3, 2014, the Company issued a press release announcing the completion of the Company’s repurchase of 2,500,000 shares of the Company’s common stock held by Ms. Siu Ling Chan for US$70 million. A copy of the press release, which the Company is furnishing to the Securities and Exchange Commission, is attached as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Credit Agreement between China Biologic Products, Inc. and China Merchants Bank Co., Ltd., New York Branch dated February 25, 2014
10.2	Letter of Credit issued by China Merchants Bank Co., Ltd., Beijing Branch in favor of China Merchants Bank Co., Ltd., New York Branch dated February 26, 2014
10.3	Letter of Credit issued by China Merchants Bank Co., Ltd., Beijing Branch in favor of China Merchants Bank Co., Ltd., New York Branch dated February 26, 2014
10.4	English translation of Guarantee Agreement between Shandong Taibang Biological Products Co., Ltd., and China Merchants Bank Co., Ltd., Beijing Branch dated February 26, 2014
10.5	English translation of Guarantee Agreement between Shandong Taibang Biological Products Co., Ltd., and China Merchants Bank Co., Ltd., Beijing Branch dated February 26, 2014
99.1	Press Release of China Biologic Products, Inc., dated March 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2014	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer

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